CSMC06-1G4AR2  --  4A5

CREDIT SUISSE FIRST BOSTON

Balance Coupon Settle	$6,397,000.00 5.50000 01/31/2006	Delay Dated First Payment	24 01/01/2006 02/25/2006	WAC NET Contrib Wac	5.84000 5.50000 5.84000	WAM WALA	356 4

Price	1	2	3	4	5	6	7
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
97-00.00	5.772	5.799	5.859	6.102	6.340	6.900	7.458
97-08.00	5.752	5.776	5.830	6.050	6.265	6.770	7.274
97-16.00	5.732	5.753	5.802	5.998	6.190	6.641	7.091
97-24.00	5.712	5.731	5.773	5.946	6.115	6.512	6.908
98-00.00	5.692	5.708	5.745	5.894	6.040	6.384	6.726
98-08.00	5.672	5.685	5.717	5.842	5.966	6.256	6.545
98-16.00	5.652	5.663	5.688	5.791	5.892	6.129	6.364
98-24.00	5.632	5.641	5.660	5.740	5.818	6.001	6.184
99-00.00	5.612	5.618	5.632	5.689	5.744	5.875	6.004
99-08.00	5.592	5.596	5.604	5.638	5.671	5.748	5.826
99-16.00	5.573	5.574	5.576	5.587	5.598	5.623	5.647
99-24.00	5.553	5.552	5.549	5.537	5.525	5.497	5.470
100-00.00	5.534	5.530	5.521	5.486	5.452	5.372	5.293
Spread @ Center Price	115	121	130	150	161	181	201
WAL	23.16	18.56	13.02	5.99	3.91	2.17	1.50
Mod Durn	12.70	11.27	8.98	4.93	3.42	1.98	1.40
Principal Window	Jan27 -Aug31	Oct21 -Nov27	May15 -Jan23	Jun10 -Oct15	Apr09 -Sep10	Dec07 -Jun08	May07 -Sep07
Prepay	100 PSA	150 PSA	200 PSA	250 PSA	300 PSA	500 PSA	800 PSA
Treasury	Mat 6MO 2YR 3YR 5YR 10YR 30YR
Yld 4.433 4.332 4.287 4.278 4.349 4.524

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this information relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov/. The issuer's current effective registration statement may be found at http://www.sec.gov/Archives/edgar/data/1011663/000119312505178099/0001193125-05-178099-index.htm. Additional material information to your decision may also be found at http://www.sec.gov/Archives/edgar/data/1011663/000091412105002094/0000914121-05-002094-index.htm.